UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2008

GOLDSPRING, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1200 American Flat Road, Gold Hill, Nevada 89440

(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

DWC Resources Acquisition

On August 13, 2008, Goldspring, Inc. (the “Company”) entered into a binding letter of intent to purchase certain property owned by DWC Resources, Inc. in Storey County, Nevada. DWC Resources, Inc. is owned by John Winfield, who is a related party to the Company, as the Company’s primary investor, along with several entities which are affiliates of Mr. Winfield. Thus this acquisition is a related party transaction.

The purchase price is $7,500,000, but is subject to adjustment pursuant to the results of a fairness opinion and/or appraisal to be obtained by the Company. The purchase price will be paid through issuance of a $7,500,000 promissory note which shall bear interest at the rate of 9% to year with quarterly interest payments due throughout the term of the note which is 5 years. At the seller’s option, the principal amount and interest due on the note can be converted into common stock of the Company at a 15% discount to market. The purchased assets include patented and unpatented lode mining claims owned by DWC Resources, Inc. in the Comstock Lode district. The letter of intent also provides for the payment of royalties ranging from 2% - 6% of “net smelter returns” based upon the price of gold per ounce and a 1% royalty to be paid to the party which sold the subject property to DWC Resources in 2007. There is also a commitment to expend a minimum of $250,000 per year on exploration by the Company for five years.

Sutro Tunnel Sublease

The Company simultaneously entered into a binding letter of intent to sublease the Sutro Tunnel Lease dated January 1, 2008 between Sutro Tunnel Co. and John Winfield or his nominee. John Winfield is a related party to the Company, as the Company’s primary investor, along with several entities which are affiliates of Mr. Winfield. Thus this acquisition is a related party transaction.

The purchase price for the sublease is $2,000,000 (which is subject to adjustment upon receipt of a third party fairness opinion/appraisal) payable pursuant to the issuance of a $2,000,000 promissory note which shall bear interest at the rate of 9% to year with quarterly interest payments due throughout the term of the note which is 5 years. At the seller’s option, the principal amount and interest due on the note can be converted into common stock of the Company at a 15% discount to market. The letter of intent also provides for the payment of royalties ranging from 6% - 8% of “net smelter returns” based upon the price of gold per ounce and a 1% royalty to be paid to Winfield if Winfield provides an acceptable buyout of the Sutro property. The Company is also required to fulfill lessee’s obligations under the Sutro Tunnel Lease with regard to payment of royalties and exploration expenditures.

Item 9.01. Exhibit

Attached hereto as Exhibit 99.1 are letters of intent regarding the DWC acquisition and Sutro lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

August 15, 2008	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Financial Officer

LIST OF EXHIBITS
99.1	Letters of Intent